Exhibit 10.103

ADDENDUM TO
CONVERTIBLE DEBENTURE
DUE APRIL 1, 2006

REFERENCE IS MADE TO THAT CERTAIN CONVERTIBLE DEBENTURE (the "Debenture") issued on December 24, 2003 by SmarTire Systems Inc. (the "Company") to ___________________________ [NAME OF DEBENTURE HOLDER], in the principal sum of $________________, and due on April 1, 2006 or such earlier date as the Debenture is required to or permitted to be repaid as provided thereunder.

FOR VALUE RECEIVED, the Company acknowledges and agrees that:

1. Section 6 of the Debenture be and is hereby amended by deleting therefrom the defined term "Late Fees" and the accompanying definition in its entirely, and replacing same with the following:

"Late Fee" shall mean the interest that shall accrue daily on the Mandatory Prepayment Amount as applicable hereunder, at the rate of 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law)."; and

2. Except as amended hereby, the Debenture will bind the Company in accordance with its terms.

IN WITNESS WHEREOF, the Company has caused this Addendum to the Debenture to be duly executed by a duly authorized officer as of December 24, 2003.

SMARTIRE SYSTEMS INC.

By:_____________________________________
Name: Robert Rudman
Title: President and Chief Executive Officer